Exhibit 99

UMH PROPERTIES, INC.

Juniper Business Plaza

3499 Route 9 North, Suite 3-C

Freehold, NJ 07728

(732) 577-9997

Fax: (732) 577-9980

FOR IMMEDIATE RELEASE	June 8, 2021

	Contact:	Nelli Madden
732-577-4062

UMH PROPERTIES, INC. REACHES $1 BILLION EQUITY MARKET CAPITALIZATION

FREEHOLD, NJ, June 8, 2021……UMH Properties, Inc. (NYSE:UMH) today announced that as of June 7, 2021, the Company had outstanding 46,853,371 shares of the Company’s common stock. Increases in shares outstanding since the number reported in the Company’s March 31, 2021 Form 10-Q are due primarily to issuance of shares under the Company’s Common Stock At-The-Market (“ATM”) Sales Program.

Samuel A. Landy, President and Chief Executive Officer, commented, “We are proud that we have reached an equity market capitalization of over $1 billion dollars. This milestone should enhance the liquidity of our stock for shareholders.”

UMH Properties, Inc., which was organized in 1968, is a public equity REIT that owns and operates 127 manufactured home communities with approximately 24,000 developed homesites. These communities are located in New Jersey, New York, Ohio, Pennsylvania, Tennessee, Indiana, Maryland, Michigan, Alabama and South Carolina. In addition, the Company owns a portfolio of REIT securities.

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A NYSE Company: Symbol - UMH

since 1968